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                                                            EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Diamond Multimedia Systems, Inc. on Form S-8 for 563,707 shares of Common
Stock reserved for issuance under the Company's 1992 Stock Option Plan of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Diamond Multimedia Systems, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, 1995, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1997.


COOPERS & LYBRAND L.L.P.

San Jose, California
March 31, 1998